July 22, 2008

Securities and Exchange Commission
100 F Street North East
Washington, DC 20549

Re:	Cheetah Oil & Gas Ltd.

Dear Sirs:

We have read Item 4.01, “Changes in Registrant’s Certifying Accountant”, of Form 8-K of Cheetah Oil & Gas Ltd. dated July 17, 2008 and are in agreement with the statements therein with respect to our firm. We have no basis to agree or disagree with other statements of the registrant contained in the aforementioned Form 8-K.

/s/ Ernst & Young LLP
Vancouver, Canada
July 22, 2008